PROMISSORY NOTE

$10,000.00                                   Topeka, Kansas
                                             April 11, 1997


          FOR VALUE RECEIVED, the undersigned, CASTEL HOLDINGS, INC., a Kansas corporation (the "Maker"), hereby promises to pay to the order of JOHN C. CASTEL (the "Holder"), the principal sum of TEN THOUSAND DOLLARS ($10,000.00), together with interest thereon from the date hereof until paid at the rate of twelve percent (12%) per annum, payable in full on June 15, 1997.

          If this Promissory Note becomes due and payable on a Saturday, Sunday or business holiday in the State of Kansas, payment shall be made on the next successive business day with the same effect as though made on the due date.

          The Maker reserves the right to prepay all or any portion of this Promissory Note at any time and from time to time without premium or penalty of any kind.

          If (i) there should be a default in the payment of interest or principal due hereunder or (ii) the Maker or any other person liable hereon should make an assignment for the benefit of creditors or (iii) attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon, or (iv) a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker or (v) proceedings are instituted by or against the Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization, receivership or other law relating to the relief of debtors from time to time in effect, including without limitation the United States Bankruptcy Code, as amended, or (vi) the Maker liquidates or dissolves, then, and in each such event, the Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full.

          Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of
(i) the foregoing rate per annum plus 2 percentage points or (ii) the maximum rate permitted by law, said interest to be compounded annually.

          All payments made hereunder shall be made in lawful currency of the United States of America and paid to Holder at 6700 S.W. Topeka Boulevard, Forbes Field Building 281-G, Topeka, Kansas 66619, or at such other place as the Holder may designate in writing. All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest, and then to principal remaining outstanding hereunder.


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          Each person liable hereon agrees to pay all reasonable
costs of collection, including attorneys' fees, paid or incurred by the Holder in enforcing this Promissory Note on default or the rights and remedies herein provided.

          The Maker, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

          No delay or failure by the Holder in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive. The delay or failure to exercise any right hereunder shall not waive such right or any other right.

          The Holder may sell, assign, pledge or otherwise transfer all or any portion of its interest in this Promissory Note at any time or from time to time without prior notice to or consent of and without releasing any party liable or becoming liable hereon.

          By executing this Promissory Note on behalf of the Maker, the undersigned officer(s) of the Maker, in their personal and individual capacities, represent to the Holder that such officers are duly authorized and empowered to execute and deliver this Promissory Note on behalf of the Maker and that this Promissory Note constitutes the legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.

          This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Kansas.

          IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered at the place specified above and as of the date first written above.



                                   CASTEL HOLDINGS, INC.

                                   By:___________________________
                                      Name:______________________
                                      Title:_____________________